Exhibit 14

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Independent Auditors" and "Financial Statements" and to the use of our report on Dreyfus Premier Core Bond Fund dated December 18, 2002, which is incorporated by reference, in this Registration Statement on Form N-14 of Dreyfus Premier Fixed Income Funds.

ERNST & YOUNG LLP

New York, New York
December 11, 2003

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Form N-14 filing under the Securities Act of 1933, of our report dated May 9, 2003, appearing in the annual report to shareholders of the The Bear Stearns Funds for the fiscal year ended March 31, 2003, relating to The Bear Stearns Funds, comprising High Yield Total Return Portfolio and Income Portfolio, and to the references to us under the headings "Independent Auditors" and "Financial Statements and Experts" in the Summary and "4. Representations and Warranties" and "6. Conditions Precedent to Obligations of the Acquiring Fund" in Exhibit A, which are part of such filing.

DELOITEE & TOUCHE LLP

Philadelphia, Pennsylvania
December 9, 2003